EXHIBIT 99.1

Wyndham Worldwide Reports Third Quarter 2013 Earnings

Third Quarter Adjusted EPS Up 25% Year-Over-Year

Raises Full Year EPS Guidance

Provides Preliminary 2014 Outlook

PARSIPPANY, N.J. (October 23, 2013) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2013.

Highlights:

•	Third quarter adjusted diluted earnings per share (EPS) was $1.41, an increase of 25% from adjusted diluted EPS of $1.13 in the third quarter of 2012. Reported diluted EPS was $1.40 in the third quarter of 2013, compared with $1.11 during the same period in 2012.

•	Adjusted net income increased 15% from the prior-year period.

•	During the quarter, the Company repurchased 2.7 million shares of its common stock for $160 million.

“Results for the quarter were excellent, with adjusted EPS growth of 25% and strong performance in each of our business units,” said Stephen P. Holmes, chairman and CEO. “Wyndham Hotel Group continues to expand its international footprint, Wyndham Exchange & Rentals is benefiting from recent innovations, and Wyndham Vacation Ownership continues to transform the business to an asset-light model. Overall, we have great momentum across the company, which when combined with our disciplined capital allocation strategy, will continue to create value for shareholders.”

THIRD QUARTER 2013 OPERATING RESULTS

Third quarter revenues were $1.4 billion, an increase of 13% from the prior year period.

Adjusted net income was $187 million, or $1.41 per diluted share, compared with $162 million, or $1.13 per diluted share for the same period in 2012. The increases in revenues and adjusted net income reflect stronger operating results across all of the Company’s businesses. EPS also benefited from the Company’s share repurchase program, which decreased weighted average diluted share count by 7% year-over-year.

Reported net income for the third quarter of 2013 was $187 million, or $1.40 per diluted share, compared with $159 million, or $1.11 per diluted share, for the third quarter of 2012. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $705 million for the nine months ended September 30, 2013, compared with $685 million for the same period in 2012, a 3% increase. The growth of free cash flow largely reflects stronger operating performance partially offset by higher capital expenditures. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the nine months ended September 30, 2013, net cash provided by operating activities was $858 million, compared with $808 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $297 million in the third quarter of 2013, a 19% increase over the third quarter of 2012. The increase reflects higher revenues from owned hotels, hotel franchise fees and management reimbursable fees as well as incremental global conference fees.

Domestic RevPAR increased 5.2% compared with the third quarter of 2012. Total system-wide RevPAR increased 3.4%, reflecting proportionally higher growth of lower RevPAR hotels in China.

EBITDA for the third quarter of 2013 was $95 million, a 10% increase compared with the third quarter of 2012. The increase was primarily due to higher RevPAR and the favorable timing of marketing expenditures.

As of September 30, 2013, the Company’s hotel system consisted of approximately 7,440 properties and over 638,300 rooms, a 3.3% room increase compared with the third quarter of 2012. The development pipeline included over 900 hotels and approximately 114,000 rooms, of which 60% were international and 66% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $470 million in the third quarter of 2013, a 12% increase over the third quarter of 2012. In constant currency and excluding the impact of acquisitions, revenues increased 7%.

Exchange revenues were $158 million, flat compared with the third quarter of 2012. In constant currency, exchange revenues were up 1%, as the average number of members increased 1.0% and exchange revenue per member increased 0.4%.

Vacation rental revenues were $293 million, an 18% increase compared with the third quarter of 2012. In constant currency and excluding acquisitions, vacation rental revenues were up 10%, reflecting a 6.7% increase in the average net price per vacation rental and a 3.1% increase in transaction volume. Results benefited from an improved pricing strategy and increased rental unit supply in Europe.

EBITDA for the third quarter of 2013 was $141 million, a 15% increase over the third quarter of 2012. Excluding the impact of acquisitions and foreign currency, EBITDA increased 6%.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $677 million in the third quarter of 2013, an 11% increase over the third quarter of 2012. Excluding the impact of the Shell Vacations Club acquisition, revenues increased 6%, primarily reflecting higher gross VOI sales.

Gross VOI sales were $536 million in the third quarter of 2013, an increase of 7% over the third quarter of 2012, primarily reflecting an 8.7% increase in tour flow offset by a 1.6% decrease in volume per guest. Excluding Shell Vacations Club, volume per guest was flat.

Adjusted EBITDA for the third quarter of 2013 was $176 million, a 14% increase compared with the third quarter of 2012. Excluding the impact of the Shell Vacations Club acquisition, adjusted EBITDA increased 8%, primarily due to the revenue increases and a lower loan loss provision.

Other Items

•	The Company repurchased 2.7 million shares of common stock for $160 million during the third quarter of 2013. From October 1 through October 22, 2013, the Company repurchased an additional 0.8 million shares for $50 million. The Company’s remaining share repurchase authorization totals $732 million as of October 22, 2013.

•	Net interest expense in the third quarter of 2013 was $29 million, compared with $30 million in the third quarter of 2012, as lower rates associated with recent financings offset higher debt levels.

Balance Sheet Information as of September 30, 2013:

•	Cash and cash equivalents of $269 million, compared with $195 million at December 31, 2012

•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.9 billion at December 31, 2012

•	Vacation ownership and other inventory of $1.0 billion, compared with $1.1 billion at December 31, 2012

•	Securitized vacation ownership debt of $1.9 billion, compared with $2.0 billion at December 31, 2012

•	Long-term debt of $2.9 billion, compared with $2.6 billion at December 31, 2012. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of September 30, 2013, compared with $0.6 billion as of December 31, 2012

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2013, the Company expects:

•	Revenues of approximately $4.925 — $5.100 billion

•	Adjusted EBITDA of approximately $1.140 — $1.165 billion

•	Adjusted EPS of approximately $3.78 — $3.80 based on a diluted share count of 135 million, from $3.66 — $3.76 based on a diluted share count of 136 million

The Company’s preliminary guidance for the full-year 2014 is as follows:

•	Revenues of approximately $5.250 — $5.350 billion

•	Adjusted EBITDA of approximately $1.215 — $1.240 billion

•	Adjusted EPS of approximately $4.12 — $4.22 based on a diluted share count of 133 million.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, October 23, 2013 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on October 23, 2013. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on October 23, 2013, at 866-454-2130.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with over 7,440 franchised hotels and over 638,300 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 106,000 vacation properties in 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of 190 vacation ownership resorts serving approximately 915,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,500 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2013. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the three months ended September 30, 2013 and 2012:

	Three Months Ended September 30,
	2013			2012
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$297	$95		$249	$86
Vacation Exchange and Rentals	470	141		420	123
Vacation Ownership	677	176		608	154	(c)

Total Reportable Segments	1,444	412		1,277	363
Corporate and Other (a)	(17)	(33	) (b)	(12)	(30	) (b)

Total Company	$1,427	$379		$1,265	$333

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
		Three Months Ended September 30,
		2013			2012
EBITDA		$379			$333
Depreciation and amortization		54			45
Interest expense		31			32
Early extinguishment of debt		—			2	(d)
Interest income		(2)			(2)

Income before income taxes		296			256
Provision for income taxes		109			97

Net income attributable to Wyndham shareholders		$187			$159

(a)	Includes the elimination of transactions between segments.
(b)	Includes $1 million of a net benefit and $1 million of a net expense during the three months ended September 30, 2013 and 2012, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations during September 2012.
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended September 30, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Three Months Ended September 30,
	2013		2012
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$297	$95	$249	$86
Vacation Exchange and Rentals	470	141	420	123
Vacation Ownership	677	176	608	155

Total Reportable Segments	1,444	412	1,277	364
Corporate and Other	(17)	(34)	(12)	(29)

Total Company	$1,427	$378	$1,265	$335

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the nine months ended September 30, 2013 and 2012:

	Nine Months Ended September 30,
	2013			2012
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$782	$232		$667	$210	(e)
Vacation Exchange and Rentals	1,220	320		1,129	300	(f)
Vacation Ownership	1,856	447	(b)	1,679	407	(g)

Total Reportable Segments	3,858	999		3,475	917
Corporate and Other (a)	(44)	(89	) (c)	(35)	(76	) (c)

Total Company	$3,814	$910		$3,440	$841

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
		Nine Months Ended September 30,
		2013			2012
EBITDA		$910			$841
Depreciation and amortization		160			136
Interest expense		97			98
Early extinguishment of debt		111	(d)		108	(h)
Interest income		(6)			(7)

Income before income taxes		548			506
Provision for income taxes		201			187

Net income		347			319
Net (income)/loss attributable to noncontrolling interest		(1)			1

Net income attributable to Wyndham shareholders		$346			$320

(a)	Includes the elimination of transactions between segments.
(b)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(c)	Includes $1 million of a net expense and $3 million of a net benefit during the nine months ended September 30, 2013 and 2012, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(e)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(f)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(g)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations during September 2012.
(h)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the nine months ended September 30, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Nine Months Ended September 30,
	2013		2012
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$782	$232	$667	$209
Vacation Exchange and Rentals	1,220	320	1,129	298
Vacation Ownership	1,856	449	1,679	408

Total Reportable Segments	3,858	1,001	3,475	915
Corporate and Other	(44)	(88)	(35)	(79)

Total Company	$3,814	$913	$3,440	$836

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012		2013	2012
Net revenues
Service and membership fees	$680	$566		$1,833	$1,558
Vacation ownership interest sales	384	373		995	987
Franchise fees	186	168		460	449
Consumer financing	107	106		318	311
Other	70	52		208	135

Net revenues	1,427	1,265		3,814	3,440

Expenses
Operating	589	495	(b)	1,645 (d)	1,389	(b)
Cost of vacation ownership interests	43	45		107	115
Consumer financing interest	19	23		60	69
Marketing and reservation	213	197		570	554
General and administrative (a)	186	172		528	481
Depreciation and amortization	54	45		160	136

Total expenses	1,104	977		3,070	2,744

Operating income	323	288		744	696
Other income, net	(2)	—		(6)	(9	) (f)
Interest expense	31	32		97	98
Early extinguishment of debt	—	2	(c)	111 (e)	108	(c)
Interest income	(2)	(2)		(6)	(7)

Income before income taxes	296	256		548	506
Provision for income taxes	109	97		201	187

Net income	187	159		347	319
Net (income)/loss attributable to noncontrolling interest	—	—		(1)	1

Net income attributable to Wyndham shareholders	$187	$159		$346	$320

Earnings per share
Basic	$1.42	$1.13		$2.58	$2.20
Diluted	1.40	1.11		2.55	2.16

Weighted average shares outstanding
Basic	131	141		134	145
Diluted	133	144		136	148

(a)	Includes $1 million of a net benefit and $1 million of a net expense during the three months ended September 30, 2013 and 2012, respectively, and $1 million of a net expense and $3 million of a net benefit during the nine months ended September 30, 2013 and 2012, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations during September 2012.
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.
(d)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(f)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset at the Company’s vacation exchange and rentals business and a $1 million benefit from the recovery of a previously recorded impairment charge at the Company’s lodging business.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2013	631,800	635,100	638,300	N/A	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A

RevPAR	2013	$31.05	$38.00	$41.78	N/A	N/A
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2013	3,668	3,686	3,711	N/A	N/A
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753

Exchange Revenue Per Member	2013	$210.96	$182.42	$169.95	N/A	N/A
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53

Vacation Rental Transactions (in 000s) (b)	2013	423	355	433	N/A	N/A
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163

Average Net Price Per Vacation Rental (b)	2013	$392.64	$540.38	$677.81	N/A	N/A
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38

Vacation Ownership (c)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2013	$384,000	$481,000	$536,000	N/A	N/A
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000

Tours (e)	2013	163,000	206,000	225,000	N/A	N/A
	2012	148,000	186,000	207,000	183,000	724,000
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000

Volume Per Guest (VPG) (e)	2013	$2,211	$2,256	$2,278	N/A	N/A
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010), Smoky Mountain Property Management Group (August 2012), Oceana Resorts (December 2012) and four other acquisitions (Q3 2011, Q4 2012 and Q1 2013) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(c)	Includes the impact of the acquisition of Shell Vacations (September 2012) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(d)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).
(e)	Includes the impact of WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2013	7,380	7,410	7,440	N/A	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2013	$84,000	$90,000	$102,000	N/A	N/A
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000

Sales under WAAM 1.0 (in 000s) (c)	2013	$36,000	$44,000	$51,000	N/A	N/A
	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2013	$24,000	$30,000	$33,000	N/A	N/A
	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2013	$13,000	$1,000	$—	N/A	N/A
	2012	$—	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.
(c)	Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income.
(d)	Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2010-2013.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$79	$91	N/A	N/A	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	118	N/A	N/A	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	37	N/A	N/A	21	22	25	23	91
Inter-segment Trademark Fees	8	10	11	N/A	N/A	8	9	9	8	34
Owned Hotel Revenues	26	20	18	N/A	N/A	8	8	7	18	41
Ancillary Revenues (c)	26	23	22	N/A	N/A	18	15	22	23	78

Total Lodging	222	262	297	N/A	N/A	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	168	158	N/A	N/A	188	162	157	153	660
Rental Revenues	166	192	293	N/A	N/A	159	170	248	125	702
Ancillary Revenues (d)	15	16	19	N/A	N/A	14	16	15	15	60

Total Vacation Exchange and Rentals	374	376	470	N/A	N/A	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	384	N/A	N/A	271	342	373	337	1,323
Consumer Financing	105	106	107	N/A	N/A	103	102	106	110	421
Property Management Fees	146	141	143	N/A	N/A	110	108	117	125	460
WAAM 1.0 Commissions	24	30	33	N/A	N/A	12	11	4	6	33
Ancillary Revenues (e)	11	6	10	N/A	N/A	5	7	8	12	32

Total Vacation Ownership	549	630	677	N/A	N/A	501	570	608	590	2,269

Total Reportable Segments	$1,145	$1,268	$1,444	N/A	N/A	$1,047	$1,151	$1,277	$1,106	$4,581

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$58	$75	$85	$66	$284	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	76	299	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	20	79	21	20	18	18	77
Inter-segment Trademark Fees (f)	1	2	3	4	10	—	—	—	—	—
Owned Hotel Revenues	—	—	—	5	5	—	—	—	—	—
Ancillary Revenues (c)	17	19	19	17	72	21	24	27	23	95

Total Lodging	149	190	222	188	749	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	150	673	189	161	163	153	666
Rental Revenues	150	180	260	125	715	105	115	161	114	495
Ancillary Revenues (d)	12	13	15	16	56	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	291	1,444	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	295	1,150	217	271	308	276	1,072
Consumer Financing	102	103	105	105	415	105	106	107	107	425
Property Management Fees	110	108	105	101	424	100	100	104	101	405
WAAM 1.0 Commissions	10	11	23	21	65	3	8	12	8	31
Ancillary Revenues (e)	6	6	6	5	23	19	20	2	5	46

Total Vacation Ownership	450	541	559	527	2,077	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	$1,006	$4,270	$888	$964	$1,066	$942	$3,860

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.
(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners. During Q2 and Q3 2013, $1 million and $3 million, respectively, of reimbursable revenues, which eliminate in consolidation, were charged to our vacation ownership business.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(f)	During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Securitized vacation ownership debt (a)
Term notes	$1,615	$1,569	$1,869	$1,770	$1,702
Bank conduit facility (b)	273	289	125	190	220

Securitized vacation ownership debt (c)	1,888	1,858	1,994	1,960	1,922
Less: Current portion of securitized vacation ownership debt	186	217	228	218	206

Long-term securitized vacation ownership debt	$1,702	$1,641	$1,766	$1,742	$1,716

Debt:
Revolving credit facility (due July 2018) (d)	$74	$41	$34	$85	$270
Commercial paper (e)	164	168	202	273	—
9.875% senior unsecured notes (due May 2014) (f)	—	—	—	42	42
6.00% senior unsecured notes (due December 2016)	318	319	319	361	361
2.95% senior unsecured notes (due March 2017)	298	298	298	298	298
5.75% senior unsecured notes (due February 2018)	14	14	14	248	248
2.50% senior unsecured notes (due March 2018)	447	447	447	—	—
7.375% senior unsecured notes (due March 2020)	40	40	40	248	248
5.625% senior unsecured notes (due March 2021)	246	246	246	246	246
4.25% senior unsecured notes (due March 2022)	644	644	644	644	644
3.90% senior unsecured notes (due March 2023)	396	397	397	—	—
Capital leases	185	184	187	105	104
Other	117	133	133	52	68

Total debt	2,943	2,931	2,961	2,602	2,529
Less: Current portion of debt	55	52	254	326	64

Long-term debt	$2,888	$2,879	$2,707	$2,276	$2,465

(a)	The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2015 and borrowing capacity of $650 million. As of September 30, 2013, this facility had a remaining borrowing capacity of $377 million.
(c)	This debt is collateralized by $2,306 million, $2,414 million, $2,512 million, $2,543 million and $2,517 million of underlying vacation ownership contract receivables and related assets as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires on July 15, 2018. As of September 30, 2013, the Company had $9 million of outstanding letters of credit and a remaining borrowing capacity of $1.4 billion. After considering outstanding commercial paper borrowings of $164 million, the remaining borrowing capacity was $1.3 billion as of September 30, 2013.
(e)	Represents a $750 million commercial paper program which the Company commenced in October 2012. As of September 30, 2013, the program had a remaining borrowing capacity of $586 million.
(f)	Represents senior unsecured notes issued by the Company during May 2009 and repaid by the Company during March 2013.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	144	33,748	60.3%	$116.22	$70.08
TRYP by Wyndham	108	15,218	66.2%	$94.58	$62.61
Wingate by Wyndham	158	14,491	65.6%	$86.69	$56.88
Hawthorn Suites by Wyndham	91	9,126	64.7%	$73.12	$47.31
Ramada	829	113,815	58.0%	$80.70	$46.81
Baymont	323	26,636	57.9%	$65.65	$38.00
Days Inn	1,828	147,891	56.4%	$67.76	$38.25
Super 8	2,382	152,534	64.0%	$56.34	$36.06
Howard Johnson	445	45,199	53.7%	$64.43	$34.57
Travelodge	439	32,773	58.2%	$73.66	$42.87
Microtel Inns & Suites by Wyndham	309	22,085	63.7%	$67.61	$43.08
Knights Inn	377	23,174	47.1%	$49.32	$23.21
Dream	5	990	75.3%	$226.39	$170.40
Night	3	630	69.8%	$143.58	$100.16

Total Lodging	7,441	638,310	59.2%	$70.59	$41.78
Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,440	N/A	N/A	N/A

Total Wyndham Worldwide	7,632	661,750

	As of and For the Three Months Ended September 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	109	27,473	61.8%	$107.95	$66.69
TRYP by Wyndham	90	12,955	68.0%	$94.63	$64.38
Wingate by Wyndham	163	14,981	65.5%	$85.56	$56.00
Hawthorn Suites by Wyndham	94	9,272	65.6%	$73.49	$48.24
Ramada	843	114,227	57.1%	$80.14	$45.72
Baymont	257	21,642	57.2%	$66.12	$37.79
Days Inn	1,832	147,224	55.3%	$66.81	$36.91
Super 8	2,312	147,054	62.6%	$56.59	$35.44
Howard Johnson	445	45,072	52.4%	$65.91	$34.55
Travelodge	438	32,225	56.5%	$72.92	$41.17
Microtel Inns & Suites by Wyndham	309	22,085	61.1%	$65.51	$40.06
Knights Inn	358	22,468	45.7%	$46.47	$21.22
Dream	5	990	71.1%	$210.71	$149.86
Night	2	422	43.4%	$111.74	$48.49

Total Lodging	7,257	618,090	58.1%	$69.53	$40.39
Vacation Ownership
Wyndham Vacation Ownership resorts	184	23,152	N/A	N/A	N/A

Total Wyndham Worldwide	7,441	641,242

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	144	33,748	60.2%	$116.07	$69.90
TRYP by Wyndham	108	15,218	61.7%	$95.72	$59.05
Wingate by Wyndham	158	14,491	62.6%	$85.63	$53.56
Hawthorn Suites by Wyndham	91	9,126	63.7%	$72.10	$45.90
Ramada	829	113,815	53.7%	$79.99	$42.96
Baymont	323	26,636	53.1%	$63.44	$33.70
Days Inn	1,828	147,891	50.4%	$64.97	$32.73
Super 8	2,382	152,534	57.7%	$53.25	$30.71
Howard Johnson	445	45,199	48.3%	$62.76	$30.32
Travelodge	439	32,773	51.3%	$68.24	$35.01
Microtel Inns & Suites by Wyndham	309	22,085	58.9%	$64.70	$38.12
Knights Inn	377	23,174	42.7%	$45.56	$19.44
Dream	5	990	70.8%	$222.79	$157.74
Night	3	630	62.0%	$145.14	$89.99

Total Lodging	7,441	638,310	54.0%	$68.56	$37.00
Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,440	N/A	N/A	N/A

Total Wyndham Worldwide	7,632	661,750

	As of and For the Nine Months Ended September 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	109	27,473	60.2%	$110.12	$66.34
TRYP by Wyndham	90	12,955	62.0%	$97.75	$60.63
Wingate by Wyndham	163	14,981	62.9%	$83.64	$52.64
Hawthorn Suites by Wyndham	94	9,272	63.6%	$74.38	$47.30
Ramada	843	114,227	53.4%	$78.57	$41.96
Baymont	257	21,642	52.3%	$63.86	$33.42
Days Inn	1,832	147,224	49.7%	$63.57	$31.60
Super 8	2,312	147,054	56.0%	$53.72	$30.06
Howard Johnson	445	45,072	48.7%	$62.61	$30.49
Travelodge	438	32,225	49.9%	$67.37	$33.63
Microtel Inns & Suites by Wyndham	309	22,085	56.1%	$62.35	$34.97
Knights Inn	358	22,468	41.6%	$43.54	$18.11
Dream	5	990	73.1%	$208.71	$152.63
Night	2	422	64.1%	$173.99	$111.49

Total Lodging	7,257	618,090	53.1%	$67.46	$35.80
Vacation Ownership
Wyndham Vacation Ownership resorts	184	23,152	N/A	N/A	N/A

Total Wyndham Worldwide	7,441	641,242

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2013	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Adjusted EBITDA

Lodging	$222	$58	$—	$—	$58
Vacation Exchange and Rentals	374	94	—	—	94
Vacation Ownership	549	111	—	2	113

Total Reportable Segments	1,145	263	—	2	265
Corporate and Other (a)	(12)	(29)	—	—	(29)

Total Company	$1,133	$234	$—	$2	$236

Three months ended June 30, 2013
Lodging	$262	$78	$—	$—	$78
Vacation Exchange and Rentals	376	85	—	—	85
Vacation Ownership	630	161	—	—	161

Total Reportable Segments	1,268	324	—	—	324
Corporate and Other (a)	(15)	(27)	—	—	(27)

Total Company	$1,253	$297	$—	$—	$297

Three months ended September 30, 2013
Lodging	$297	$95	$—	$—	$95
Vacation Exchange and Rentals	470	141	—	—	141
Vacation Ownership	677	176	—	—	176

Total Reportable Segments	1,444	412	—	—	412
Corporate and Other (a)	(17)	(33)	(1)	—	(34)

Total Company	$1,427	$379	$(1)	$—	$378

Note: Adjusted EBITDA for the quarters may not add to year-to-date Adjusted EBITDA due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Impairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Asset Impairment (f)	Restructuring Costs (g)	Adjusted EBITDA

Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	—	—	93
Vacation Ownership	501	103	—	—	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	—	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$—	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$—	$—	$—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$—	$—	$—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	—	—	155

Total Reportable Segments	1,277	363	—	—	—	1	—	—	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$—	$—	$335

Three months ended December 31, 2012
Lodging	$223	$62	$—	$—	$—	$—	$—	$—	$62
Vacation Exchange and Rentals	293	28	—	—	—	1	8	5	42
Vacation Ownership	590	142	—	—	—	—	—	2	144

Total Reportable Segments	1,106	232	—	—	—	1	8	7	248
Corporate and Other (a)	(12)	(28)	(2)	—	—	—	—	—	(30)

Total Company	$1,094	$204	$(2)	$—	$—	$1	$8	$7	$218

Twelve months ended December 31, 2012
Lodging	$890	$272	$—	$(1)	$—	$—	$—	$—	$271
Vacation Exchange and Rentals	1,422	328	—	—	(2)	1	8	5	340
Vacation Ownership	2,269	549	—	—	—	1	—	2	552

Total Reportable Segments	4,581	1,149	—	(1)	(2)	2	8	7	1,163
Corporate and Other (a)	(47)	(104)	(5)	—	—	—	—	—	(109)

Total Company	$4,534	$1,045	$(5)	$(1)	$(2)	$2	$8	$7	$1,054

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations Club (September 2012) and the acquisitions of several vacation rental businesses (December 2012).
(f)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(g)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company’s vacation exchange and rentals business and restructuring associated with the Shell acquisition.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2013
	As Reported	Legacy Adjustments		As Adjusted non-GAAP
Net revenues
Service and membership fees	$680			$680
Vacation ownership interest sales	384			384
Franchise fees	186			186
Consumer financing	107			107
Other	70			70

Net revenues	1,427	—		1,427

Expenses
Operating	589			589
Cost of vacation ownership interests	43			43
Consumer financing interest	19			19
Marketing and reservation	213			213
General and administrative	186	1	(a)	187
Depreciation and amortization	54			54

Total expenses	1,104	1		1,105

Operating income	323	(1)		322
Other income, net	(2)			(2)
Interest expense	31			31
Interest income	(2)			(2)

Income before income taxes	296	(1)		295
Provision for income taxes	109	(1	) (b)	108

Net income attributable to Wyndham shareholders	$187	$—		$187

Earnings per share
Basic	$1.42	$—		$1.42
Diluted	1.40	—		1.41

Weighted average shares outstanding
Basic	131	131		131
Diluted	133	133		133

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to a state tax accrual for legacy tax matters.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2013
	As Reported	Legacy Adjustments		Acquisition Costs (c)	Early Extinguishment of Debt (e)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$1,833						$1,833
Vacation ownership interest sales	995						995
Franchise fees	460						460
Consumer financing	318						318
Other	208						208

Net revenues	3,814	—		—	—		3,814

Expenses
Operating	1,645			(2)			1,643
Cost of vacation ownership interests	107						107
Consumer financing interest	60						60
Marketing and reservation	570						570
General and administrative	528	(1	) (a)				527
Depreciation and amortization	160						160

Total expenses	3,070	(1)		(2)	—		3,067

Operating income	744	1		2	—		747
Other income, net	(6)						(6)
Interest expense	97						97
Early extinguishment of debt	111				(111)		—
Interest income	(6)						(6)

Income before income taxes	548	1		2	111		662
Provision for income taxes	201	(2	) (b)	1 (d)	42	(d)	242

Net income	347	3		1	69		420
Net income attributable to noncontrolling interest	(1)	—		—	—		(1)

Net income attributable to Wyndham shareholders	$346	$3		$1	$69		$419

Earnings per share
Basic	$2.58	$0.02		$0.01	$0.51		$3.12
Diluted	2.55	0.02		0.01	0.50		3.09

Weighted average shares outstanding
Basic	134	134		134	134		134
Diluted	136	136		136	136		136

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to a state tax accrual for legacy tax matters.
(c)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(d)	Relates to the tax effect of the adjustment.
(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2012
	As Reported	Legacy Adjustments (a)	Acquisition Costs (b)	Early Extinguishment of Debt (c)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$566					$566
Vacation ownership interest sales	373					373
Franchise fees	168					168
Consumer financing	106					106
Other	52					52

Net revenues	1,265	—	—	—		1,265

Expenses
Operating	495		(1)			494
Cost of vacation ownership interests	45					45
Consumer financing interest	23					23
Marketing and reservation	197					197
General and administrative	172	(1)				171
Depreciation and amortization	45					45

Total expenses	977	(1)	(1)	—		975

Operating income	288	1	1	—		290
Interest expense	32					32
Early extinguishment of debt	2			(2)		—
Interest income	(2)					(2)

Income before income taxes	256	1	1	2		260
Provision for income taxes	97	—	—	1	(d)	98

Net income attributable to Wyndham shareholders	$159	$1	$1	$1		$162

Earnings per share
Basic	$1.13	$—	$0.01	$0.01		$1.15
Diluted	1.11	—	0.01	0.01		1.13

Weighted average shares outstanding
Basic	141	141	141	141		141
Diluted	144	144	144	144		144

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to the costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2012
	As Reported	Impairment Recovery (a)		Legacy Adjustments (b)	Allowance Reversal (c)	Acquisition Costs (d)	Early Extinguishment of Debt (e)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$1,558								$1,558
Vacation ownership interest sales	987								987
Franchise fees	449								449
Consumer financing	311								311
Other	135								135

Net revenues	3,440	—		—	—	—	—		3,440

Expenses
Operating	1,389					(1)			1,388
Cost of vacation ownership interests	115								115
Consumer financing interest	69								69
Marketing and reservation	554								554
General and administrative	481			3					484
Depreciation and amortization	136								136

Total expenses	2,744	—		3	—	(1)	—		2,746

Operating income	696	—		(3)	—	1	—		694
Other income, net	(9)	1			2				(6)
Interest expense	98								98
Early extinguishment of debt	108						(108)		—
Interest income	(7)								(7)

Income before income taxes	506	(1)		(3)	(2)	1	108		609
Provision for income taxes	187	(1	) (f)	—	—	—	44	(f)	230

Net income	319	—		(3)	(2)	1	64		379
Net loss attributable to noncontrolling interest	1	—		—	—	—	—		1

Net income attributable to Wyndham shareholders	$320	$—		$(3)	$(2)	$1	$64		$380

Earnings per share
Basic	$2.20	$—		$(0.01)	$(0.01)	$0.01	$0.44		$2.62
Diluted	2.16	—		(0.01)	(0.01)	0.01	0.43		2.57

Weighted average shares outstanding
Basic	145	145		145	145	145	145		145
Diluted	148	148		148	148	148	148		148

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(d)	Represents costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).
(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.
(f)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow to be net cash provided by operating activities less property and equipment additions which it also refers to as capital expenditures. Prior to the fourth quarter 2012, the Company had previously included development advances within its calculation of free cash flow.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$858	$808
Less: Property and equipment additions	(153)	(123)

Free cash flow	$705	$685

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2013	Q1	Q2	Q3	Q4	Full Year
Gross VOI sales (a)	$384	$481	$536	N/A	N/A
Less: Sales under WAAM 1.0	(36)	(44)	(51)	N/A	N/A

Gross VOI sales, net of WAAM 1.0 sales	347	437	486	N/A	N/A
Less: Loan loss provision	(84)	(90)	(102)	N/A	N/A

Vacation ownership interest sales (a)	$263	$347	$384	N/A	N/A

2012
Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM 1.0	(17)	(18)	(5)	(10)	(49)

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)

Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011
Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year
2013	$24	$18	$22	N/A	N/A
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80